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                                                                      EXHIBIT 16

September 11, 1997


Securities and Exchange Commission
450 5/th/ Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the revised statements made by Petro Stopping Centers, L.P. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report for the month of September 1997. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,



Coopers & Lybrand L.L.P.